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                                  EXHIBIT 3.3

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION

       World Imports - U. S. A., Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

       FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

             RESOLVED, that the Certificate of Incorporation of World Imports -
             U. S. A., Inc. be amended by changing the FIRST Article thereof so that, as amended, said Article shall be and read as follows:

             "FIRST" The name of the corporation (hereinafter called the "Corporation") is Seiler Pollution Control Systems, Inc.

       SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

       THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 229 of the General Corporation law of the State of Delaware.

       FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective immediately upon filing.

       IN WITNESS WHEREOF, said World Imports - U. S. A., Inc. has caused this certificate to be signed by Michael Castoro, its President, and attested by Kathleen Histon, its Secretary, this 29th day of June, 1993.

                                        WORLD IMPORTS - U. S. A., INC.

                                        /s/ Michael Castoro
                                        Michael Castoro, President
ATTEST:

/s/ Kathleen Histon
Kathleen Histon, Secretary